UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 3, 2017
Date of Report (Date of earliest event reported)

CASTLIGHT HEALTH, INC.
(Exact name of registrant as specified in its charter)
______________________________________

Delaware (State or other jurisdiction of incorporation or organization)	001-36330 (Commission File Number)	26-1989091 (I.R.S. Employer Identification Number)

______________________________________
150 Spear Street, Suite 400
San Francisco, CA 94105
(Address of principal executive offices)

(415) 829-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note
On January 4, 2017, Castlight Health, Inc. (“Castlight”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Neptune Acquisition Subsidiary, Inc., a Delaware corporation and wholly owned subsidiary of Castlight (“Merger Sub”), Jiff, Inc., a Delaware corporation (“Jiff”) and Fortis Advisors LLC, as the Stockholders’ Agent, pursuant to which Merger Sub will merge with and into Jiff with Jiff surviving the merger as a wholly owned subsidiary of Castlight (the “Merger”).
Item 1.01 Entry into a Material Definitive Agreement.
As of the closing of the Merger on April 3, 2017 (further described in Item 2.01 of this Current Report on Form 8-K), Castlight, Jiff and Silicon Valley Bank (“Bank”) entered into a Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) amending and restating in its entirety that certain Amended and Restated Loan and Security Agreement, dated as of August 29, 2016, by and between Jiff and Bank (as the same has been amended, modified, supplemented, renewed, or otherwise modified, from to time, the “Prior Loan Agreement”). Under the Loan Agreement, Bank agreed to refinance the existing term loan facility owed to Bank under the Prior Loan Agreement and provide a new term loan to Castlight and Jiff (collectively and jointly, the “Borrowers”) and increase the availability amount under the existing recurring revenue loan facility under the Prior Loan Agreement to $25 million.
The Loan Agreement provides for a $25 million revolving credit facility (the “Revolving Line”). The Borrowers may request borrowings under the Revolving Line prior to April 3, 2019, on which date the Revolving Line terminates. The Loan Agreement also provides for an approximately $5.6 million term loan (the “Term Loan”).
As of April 3, 2017, the outstanding principal balance of the existing term loan facility under the Prior Loan Agreement was approximately $5.6 million (the “Existing Term Loan Facility”). The Term Loan replaces the Existing Term Loan Facility. On April 3, 2017, the Borrowers used the proceeds of the Term Loan to repay in full all of the obligations owing to Bank under the Existing Term Loan Facility. The remainder proceeds of the loans under the Loan Agreement may be used for working capital and to fund its general business requirements.
The obligations under the Loan Agreement are secured by a security interest in the assets of the Borrowers, excluding intellectual property and certain other exceptions.
The principal amount outstanding under the Revolving Line will accrue interest at a floating per annum rate equal to the Prime Rate plus one-half of one percent (0.50%), which interest will be payable monthly. The principal amount outstanding under the Term Loan will accrue interest at a floating per annum rate equal to the greater of (A) the Prime Rate minus one percent (1.00%) or (B) zero percent (0%). Interest on the Term Loan will be payable monthly. The Borrowers are also obligated to pay a commitment fee and other customary fees for a credit facility of this size and type.
All outstanding loans under the Revolving Line, together with all accrued and unpaid interest, are due on April 3, 2019. The Borrowers may prepay the loans and terminate the commitments under the Revolving Line, in whole or in part, at any time without premium or penalty. All unpaid principal and accrued and unpaid interest on the Term Loan is due and payable in full on September 1, 2021. The Borrowers may prepay the Term Loan provided the Borrowers give notice to the Lender.
The Loan Agreement contains customary affirmative and negative covenants, including covenants that limit or restrict the Borrowers’ ability to, among other things, incur indebtedness, grant liens, merge or consolidate, dispose of assets, pay dividends or make distributions, make investments or acquisitions and enter into certain transactions with affiliates, in each case subject to customary exceptions for a Loan Agreement of this size and type. Castlight is also required to maintain compliance with a liquidity ratio while the Revolving Line principal balance is greater than $11 million.
The Loan Agreement contains customary events of default such as, among others, non-payment defaults, defaults due to the inaccuracy of representations and warranties, covenant defaults, insolvency defaults, material judgment defaults and a default due to a material adverse change. The occurrence of an event of default could result in the acceleration of all outstanding obligations under the Loan Agreement. Under certain circumstances, a default interest rate will apply on all outstanding obligations during the existence of an event of default under the Loan Agreement at a per annum rate equal to 5.00% above the rate that is otherwise applicable thereto.
The foregoing description is qualified in its entirety by reference to the Second Amended and Restated Loan and Security Agreement, which is attached as Exhibits 10.1 to this Current Report and is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.
On April 3, 2017, Castlight completed the Merger, whereby pursuant to the Merger Agreement, Merger Sub merged with and into Jiff with Jiff surviving the Merger as a wholly owned subsidiary of Castlight.
At the closing, and subject to the terms of the Merger Agreement, (i) all outstanding Jiff common stock, Jiff starter stock and Jiff preferred stock (collectively, “Jiff Capital Stock”) and vested options to purchase shares of Jiff common stock held by an employee who, immediately following the completion of the Merger, shall be an employee of Jiff, Castlight or any subsidiary of Castlight (a “Continuing Employee”) was exchanged for the right to receive an aggregate of up to approximately 27 million shares of Castlight Class B common stock and options exercisable to purchase shares of Castlight Class B Common Stock, as applicable, subject to certain adjustments and, in the case of the holders of Jiff Capital Stock, contributions to an escrow fund and expense fund. All outstanding Jiff Capital Stock (other than the Jiff Series A preferred stock) and options of Jiff held by Continuing Employees received the right to receive up to an aggregate of up to approximately 4 million shares of Castlight Class B common stock as contingent consideration upon the achievement by the Jiff business of certain milestones in 2017. Such former Jiff equityholders will receive an aggregate of 1 million shares of Castlight Class B common stock if the Jiff business achieves at least $25 million in revenue in 2017 and an aggregate of 3 million shares of Castlight Class B common stock if the Jiff business achieves at least $25 million in net new bookings during 2017. In addition, in connection with the Merger, all outstanding unvested options to purchase shares of Jiff common stock held by Continuing Employees were converted into options to purchase up to approximately 2.8 million shares of Castlight Class B common stock.
The issuance of Castlight Class B Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to Castlight’s registration statement on Form S-4 (File No. 333-215861), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on February 14, 2017.
The foregoing description of the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified by its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to Castlight’s Current Report on Form 8-K filed with the SEC on January 4, 2017, which is incorporated herein by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.
Item 8.01. Other Events.
On April 3, 2017, Castlight and Jiff issued a joint press release announcing the consummation of the Merger. A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
2.1	Agreement and Plan of Merger and Reorganization, dated January 4, 2017 (Filed as Exhibit 2.1 to Castlight’s Current Report on Form 8-K dated January 4, 2017 and incorporated herein by reference).
10.1	Second Amended and Restated Loan and Security Agreement dated as of April 3, 2017 by and among Silicon Valley Bank, Jiff, Inc. and Castlight Health, Inc.
99.1	Press Release, dated April 3, 2017, entitled “Castlight Health Completes Strategic Acquisition of Jiff.”

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Castlight Health Inc.
Date: April 3, 2017
By: /s/ Siobhan Nolan Mangini
Siobhan Nolan Mangini
Chief Financial Officer